Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Greg H. Guettler
President
(651) 687-9999

Hypertension Diagnostics Adjourns Special Meeting until October 4, 2002

ST.     PAUL, MN, September 25, 2002 – Hypertension Diagnostics, Inc., (NASDAQ SmallCap: HDII) announced today that it has adjourned its Special Meeting of Shareholders from September 25, 2002 until 10 a.m. local time on Friday, October 4, 2002 at the Company’s offices at 2915 Waters Road, Suite 108, Eagan, Minnesota 55121. At 10:00 a.m. local time today, the Company convened its Special Meeting of Shareholders and determined that a quorum was not present. This adjournment will provide all shareholders additional time to review the proposal described in the proxy and to vote their shares of Company Common Stock.

     Forward-looking statements in this press release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any forward-looking statements and to recognize that the statements are not a prediction of actual future results. Actual results could differ materially from those presented and anticipated in the forward-looking statements due to the risks and uncertainties set forth in the Company’s 2001 Annual Report on Form 10-KSB under the caption “Risk Factors,” as well as others not now anticipated.

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Website: www.hdii.com